Exhibit (l)(2)

June 25, 2014

Duff & Phelps Select Energy MLP Fund Inc.

100 Pearl Street, 7th Floor

Hartford, Connecticutt 06103

Re:      Registration Statement on Form N-2 (Reg. Nos. 333-195214 and 811-22958)

Ladies and Gentlemen:

We have served as special Maryland counsel to Duff & Phelps Select Energy MLP Fund Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the sale and issuance of an indeterminate number of shares (the “Shares”) of Common Stock, $0.001 par value per share, of the Company (“Common Stock”), covered by the above-identified Registration Statement filed by the Company, or any related Registration Statement pursuant to Rule 462(b) on Form N-2, with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1     The Registration Statement, as amended, in the form in which it was transmitted to the Commission under the Securities Act;

2.     The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.     The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

4.     Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board of Directors”) relating to (a) the registration, sale and issuance of the Shares and (b) the creation and delegation of authority to a Pricing Committee of the Board of Directors (the “Pricing Committee”) in connection therewith, certified as of the date hereof by the Secretary of the Company;

5.     A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

Duff & Phelps Select Energy MLP Fund Inc. June 25, 2014 Page Two

6.     A certificate executed by William Renahan, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4.     All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.     The Company does not intend to issue certificates representing the Shares. The Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any Shares to be issued, on request by a stockholder of the Company.

6.     Prior to the issuance of the Shares, the Pricing Committee will have adopted resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law.

7.     Prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares are duly authorized and, upon issuance and delivery of the Shares as contemplated by the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Duff & Phelps Select Energy MLP Fund Inc. June 25, 2014 Page Three

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit (l)(2) to Item 25 to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Simpson Thacher & Bartlett LLP, counsel to the Company, may rely on this opinion in giving its opinion to be delivered in connection with the Registration Statement and the transactions contemplated thereby.

Very truly yours,

FOLEY & LARDNER LLP

/s/ Foley & Lardner LLP